___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2016

CHERUBIM INTERESTS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-150061	98-0585268
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

1304 Norwood Dr. Bedford Texas	76022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (844) 842-8872

_________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .   Written communications pursuant to Rule 425 under the Securities Act

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

___________________________________________

Item 3.02

Unregistered Sales of Equity Securities

On September 9, 2016, Cherubim Interests, Inc. (the “Company”) agreed to convert certain outstanding debts on the books and records of the Company with respect to certain of its officers and directors in the aggregate amount of $200,000 the “Debt Conversions”). Pursuant to the terms of the Debt Conversions, the Company agreed to convert the outstanding debt into an aggregate of 200,000,000 shares of the Company’s common stock. No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that the issuance of shares pursuant to the Agreement was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

Also, on September 9, 2016, the Company issued to certain employees and consultants of the Company an aggregate of 272,000 shares of Series B Preferred Stock in consideration of services rendered to the Company.

In respect to the aforementioned issuances of capital stock of the Company, no solicitation was made, and no underwriting discounts were given, or paid in connection with these transactions. The Company believes that the issuance of shares was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHERUBIM INTERESTS, INC.

Date: September 9, 2016	By: /s/ Patrick Johnson
Patrick Johnson
Chief Executive Officer